UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 10, 2004
                                                 ------------------

                                BriteSmile, Inc.
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             (Exact name of registrant as specified in its charter)


                                      Utah
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         (State or other jurisdiction of incorporation or organization)


         0-17594                                   87-0410364
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  (Commission file number)             (I.R.S. Employer Identification No.)



   490 North Wiget Lane
   Walnut Creek, California                              94598
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Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (925) 941-6260




                                 Not applicable
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                (Former name or former address, if changed since
                                  last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits

99.1    Press release issued by BriteSmile, Inc. dated May 10, 2004


Item 12. Results of Operations and Financial Condition

On May 10, 2004, BriteSmile, Inc. issued a press release announcing its financial results for the 13 weeks ended March 27, 2004. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The company will also post this document on its corporate website, www.britesmile.com. The company previously announced that executives of the company would hold a conference call broadcast over the World Wide Web and by telephone and provided access numbers, dates and times for the conference call.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      BriteSmile, Inc.


                          By:         /s/ John Dong
                                      ------------------------------------
                                      John Dong
                                      Chief Financial Officer


Date:  May 10, 2004

                                                       INVESTORS: John Dong, CFO
                                                                    925.941.6260
                                                         MEDIA:   Kelly Sullivan
                                                                    212.515.1908


                  BRITESMILE REPORTS FIRST QUARTER 2004 RESULTS

Product Sales Growth of 164% Contributes to Total Net Revenue Increase of 31%


WALNUT CREEK, CA - May 10, 2004 - BriteSmile, Inc. (Nasdaq: BSML), the leading international provider of state-of-the-art teeth-whitening systems, today released results for the quarter ended March 27, 2004.

Total revenues increased by $2.8 million, or 31%, to $11.8 million for the first quarter ended March 27, 2004, from $9.0 million for the first quarter ended March 29, 2003.

For the same period, the loss per share was $0.12 compared with $0.41 for 2003 (both per share numbers reflect the 5:2 stock split which was effective January 30, 2004). The loss from operations fell to $1 million, compared to $2.4 million for the previous year, while depreciation and amortization expense was $1.7 million.

Product sales increased 164% to $2.4 million from $0.9 million primarily due to the continuing momentum of the Company's innovative BriteSmile To Go(TM) take-home whitening pen which was launched in the third quarter of 2003. The efficacy, ease and superior performance of BriteSmile To Go over other products in this market segment is generating strong demand. BriteSmile To Go is offered through BriteSmile Associated Center dentists, in BriteSmile spas, on the Company's website, and through the Company's previously announced partnership with Sullivan-Schein Dental, which currently serves more than 75 percent of the dental practices in the United States.

In addition, Center whitening fees increased by $1.2 million or 38% to $4.3 million in the first quarter of 2004, from $3.2 million for the corresponding quarter in 2003. The number of procedures performed in the Centers increased 31% to 8,818, compared to 6,747 in the same quarter of 2003. The opening of the Company's newest spa in SoHo in New York contributed to the revenue increase.

Associated Center whitening fees increased by $101,000, or 2%, to $5.0 million for the first quarter, compared to $4.9 million for the same period last year. The net increase was primarily due to an increase in procedures in International Associated Centers offset by a slight decrease in Domestic Associated Centers. The total number of procedures in Associated Centers increased 9% to 30,870 procedures, compared to 28,240 procedures in the same quarter of 2003.

"With strong first quarter revenue growth of 31% and relative containment of operating expenses dramatically narrowing our operating loss, and the completion of our recent private placement in January, BriteSmile has now arrived at a fundamentally stronger cash flow position" said Bruce Fleming, CEO, BriteSmile, Inc. "And with the recent signing of leases for three new spas, BriteSmile is already set to build on this new platform".

For the second quarter 2004, revenues are forecast to grow 12-17% over second quarter 2003, and the Company is on target to meet its expectation of being cash flow positive in the first half of the year.


BriteSmile has developed and manufactures the most advanced teeth whitening technology available, as well as manages state-of-the-art BriteSmile Professional Teeth Whitening Centers. BriteSmile Centers are currently operating in Beverly Hills, Irvine, Palo Alto, Walnut Creek and La Jolla, CA;; Houston, TX; Denver, CO; Boston, MA; Boca Raton, FL; Atlanta, GA; New York, NY; Chicago, IL; and, Phoenix, AZ. In addition to BriteSmile Centers, the Company has established more than 5,000 Associated Centers. Of the BriteSmile Associated Centers, more than 1880 are located outside of the United States, in more than 75 countries. For more information about BriteSmile's procedure, call 800-BRITESMILE or visit the Company's Website at http://www.britesmile.com .

                                      # # #

This release, other than historical information, consists of forward- looking statements that involve risks and uncertainties such as the Company's ability to continue to establish Associated Centers and Professional Teeth Whitening Centers, the ability of those Centers to attract clients, the development and introduction of new products, acceptance of those new products in the marketplace, development of new strategic and marketing relationships in the United States and internationally, and the Company's continued ability to secure financing to support its expansion. Readers are referred to the documents filed by BriteSmile with the Securities and Exchange Commission, specifically the Company's most recent reports on Forms 10-K and 10-Q, that identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. BriteSmile and its affiliates disclaim any intent or obligation to update these forward-looking statements.

                                BRITESMILE, INC.
               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
                                   (unaudited)
                       ($ in thousands except share data)


                                                                                13 Weeks Ended          13 Weeks Ended
                                                                                March 27, 2004          March 29, 2003
                                                                              -------------------     -------------------
REVENUES:
    Center whitening fees, net...................................             $          4,341        $          3,151
    Associated Center whitening fees, net........................                        5,007                   4,906
    Product sales................................................                        2,422                     919
                                                                              -------------------     -------------------

       Total revenues, net.......................................                       11,770                   8,976
                                                                              -------------------     -------------------

OPERATING COSTS AND EXPENSES:
    Operating and occupancy costs................................                        4,106                   3,494
    Selling, general and administrative expenses.................                        6,842                   6,046
    Research and development expenses............................                          172                     239
    Depreciation and amortization................................                        1,673                   1,586
                                                                              -------------------     -------------------

       Total operating costs and expenses........................                       12,793                  11,365
                                                                              -------------------     -------------------

          Loss from operations...................................                       (1,023)                 (2,389)
                                                                              -------------------     -------------------

OTHER INCOME (EXPENSE), net:
    Interest expense.............................................                         (195)                   (116)
    Interest income..............................................                           33                       4
                                                                              -------------------     -------------------

       Total other expense, net..................................                         (162)                   (112)
                                                                              -------------------     -------------------

          Loss before income tax provision.......................                       (1,185)                 (2,501)

INCOME TAX PROVISION.............................................                           57                       1
                                                                              -------------------     -------------------

          Net loss ..............................................             $         (1,242)       $         (2,502)
                                                                              ===================     ===================

BASIC AND DILUTED NET LOSS PER SHARE.............................             $          (0.12)        $         (0.41)
                                                                              ===================     ===================

WEIGHTED AVERAGE SHARES - BASIC AND DILUTED......................                   10,192,292               6,071,160
                                                                              ===================     ===================